Exhibit 10.1

OCZ Severance Plan For Management and Key Employees

The Board of Directors of OCZ Technology Group, Inc., a Delaware corporation (the “Company”), has determined that it is in the best interests of the Company and its stockholders to secure the continued services, dedication, and objectivity of certain officers and employees of the Company without concern as to whether such officers or employees might be hindered or distracted by personal uncertainties and risks in connection with a Change of Control.  To encourage the full attention and dedication to the Company by such officers and employees, the Board of Directors of the Company has adopted this OCZ Severance Plan for Management and Key Employees (the “Plan”).

1.	Definitions

As used in this Plan, the following terms shall have the respective meanings set forth below:

a.	“Administrator” means the person(s) designated by the Board as the administrator of this Plan.
b.	“Base Salary” means the Participant’s annual rate of base salary in effect immediately prior to the Effective Date.
c.	“Board” means the Board of Directors of the Company.
d.	“Bonus” means the Participant’s target bonus opportunity determined immediately prior to the Effective Date under the Company’s annual bonus plan.
e.
“Cause” means (1) the willful and deliberate failure by a Participant to perform his or her duties and responsibilities (other than as a result of incapacity due to physical or mental illness) which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such failure, (2) willful misconduct by a Participant which is demonstrably injurious to the business or reputation of the Company, or (3) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude.  The Company must notify such Participant that it believes “Cause” has occurred within ninety (90) days of its knowledge of the event or condition constituting Cause or such event or condition shall not constitute Cause hereunder.

f.	“Change of Control” means the occurrence of any one of the following events:

(i)
Any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (a defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)
During any period of two consecutive years (not including any period prior to the Effective Date) individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)
The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of the Company’s assets to an entity that is not wholly owned by the Company (a “Sale”), unless immediately following such Reorganization or Sale, more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of either (x) the surviving corporation or entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 50% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity, is represented by Company voting securities that were outstanding immediately prior to such Reorganization or Sale (or if applicable, is represented by shares into which such Company voting securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company voting securities among the holders thereof immediately prior to the Reorganization or Sale, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

g.	“Code” means the Internal Revenue Code of 1986, as amended.
h.
“Company” means OCZ Technology Group, Inc., a Delaware corporation, and any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by operation of law, or otherwise.

i.	“Date of Termination” means the date on which a Participant’s employment with the Company terminates.
j.	“Diminution of Authority” means the circumstances described under paragraph 2(l)(i).
k.	“Effective Date” means the date on which a Change of Control occurs.
l.
“Good Reason” means the occurrence of any of the following which occurs upon or within 12 months following a Change of Control without the Participant’s express written consent: (i) a diminution of authority of more than two organizational levels as reflected by Participant’s reduced title with a corresponding material reduction in Participant’s annual rate of base salary, each from the authority and rate of base salary in effect immediately prior to the Effective Date, as such may be increased thereafter; or  (ii) the  relocation of the Participant’s principal location of work to a location that is in excess of 35 miles from such location immediately prior to the Effective Date.

A Participant’s Date of Termination shall not be considered to be for Good Reason unless (A) within ninety days after the initial existence of the applicable event or condition that is purported to give rise to a basis for termination for Good Reason, the Participant provides written notice of the existence of such event or condition to the Company, (B) such event or condition is not cured within thirty days after the date of the written notice from the Participant to the Company, and (C) the Participant terminates employment no later than thirty days after the expiration of the applicable cure period.
m.	“Participant” means the CEO, Vice Presidents, and other named key employees of the Company as specified by the Board and set forth in Attachment A hereto.
n.	“Plan” means this OCZ Severance Plan for Management and Key Employees as set forth herein and as amended from time to time.
o.
“Qualifying Termination” means the termination of a Participant’s employment (i) by the Company other than for Cause or (ii) by a Participant for Good Reason, which termination occurs during a Termination Period.

p.	“Separation Benefit” means the benefit payable in accordance with Section 2a.(i) of this Plan.
q.	“Termination Period” means, with respect to the occurrence of a Change of Control, the period of time beginning with the Effective Date and ending on the one-year anniversary of the Effective Date.

2.	Payments Upon Termination of Employment

a.
If, during a Termination Period, the employment of a Participant who was a Participant at the Effective Date for such Termination Period is terminated by reason of a Qualifying Termination, such Participant shall be entitled to receive:

(v)	A lump sum payment equal to the percent of his or her Base Salary and Bonus shown in Column A or Column B below;
(vi)
Continued coverage under any and all medical, dental, vision, and disability insurance in which such Participant was participating immediately prior to the Effective Date.  This coverage will run concurrently with COBRA and the Participant will continue to pay the same “employee” portion of premium sharing as they paid prior to termination.  Such benefits will continue (A) on a monthly basis for the number of months shown in Column A or Column B below, as applicable; provided, however, that following the Participant’s acceptance of comparable employment with an employer other than the Company, such continued coverage under plans and programs of the Company shall be secondary to the benefits available, if any, from the benefit plans provided by the Participant’s new employer; and

(vii)
Vesting and immediate exercisability of any outstanding stock options or restricted stock units held by the Participant on the date of the Qualifying Termination per the schedule defined in Column A or Column B below, as applicable.

(viii)	Immediate lapsing of all repurchase rights relative to shares held by the Participant.

Title	A	B
	Qualifying Termination: By Company for reasons other than for Cause or by Participant for Good Reason Other than on account of Diminution of Authority	Qualifying Termination: By Participant for Good Reason on account of Diminution of Authority

CEO	•150% of Base Salary & Bonus •18 Months of Benefits •18 Months Accelerated Vesting of Stock Options and RSUs	•150% of Base Salary & Bonus •18 Months of Benefits •18 Months Accelerated Vesting of Stock Options and RSUs
Vice Presidents	•100% of Base Salary & Bonus •12 Months of Benefits •12 Months Accelerated Vesting of Stock Options and RSUs	•100% of Base Salary & Bonus •12 Months of Benefits •12 Months Accelerated Vesting of Stock Options and RSUs
Named Key Employees	•50 % of Base Salary & Bonus •6 Months of Benefits •6 Months Accelerated Vesting of Stock Options and RSUs	•50 % of Base Salary & Bonus •6 Months of Benefits •6 Months Accelerated Vesting of Stock Options and RSUs

b.
Lump sum payments of amounts due a Participant pursuant to this Section 2 shall be payable within ten (10) working days following the Participant’s Date of Termination.  The benefits described in this Section 2 shall be payable in addition, and not in lieu of, all other accrued, vested, or deferred compensation, rights, options, or other benefits which may be owed to a Participant following termination of employment, including but not limited to accrued Paid Time Off, amounts or benefits payable under any bonus or other compensation plan, stock option plan, stock ownership plan, stock purchase plan, health plan, disability plan or similar or successor plan; provided, however, that any Separation Benefit a Participant is entitled to hereunder shall be reduced by the amount of any cash payments in the nature of separation allowance, severance pay, or “notice” pay which the Company is required to pay such Participant upon termination of employment pursuant to any applicable law or other severance program or arrangement.  For this purpose, unemployment compensation benefits shall not reduce the Separation Benefit hereunder.  In no event shall the foregoing be interpreted or administered so as to result in an acceleration of payment or further deferral of payment of any amounts (whether under this plan or any other plan) in violation of Section 409A of the Code and applicable guidance thereunder (“Section 409A”).

c.
Notwithstanding anything contained in this Plan to the contrary, to the maximum extent permitted by applicable law, amounts payable and benefits provided to a Participant pursuant to Section 2 shall be made in reliance upon Treasury Regulation Section 1.409A-1(b)(9) (Separation Pay Plans) or Treasury Regulation Section 1.409A-1(b)(4) (Short-Term Deferrals) or any other exception from Section 409A permitted under applicable guidance.  For this purpose each installment or monthly payment or benefit to which Participant is entitled under Section 2 shall be considered a separate and distinct payment.  In addition, for purposes of the Plan, if any amounts or benefits to be paid or provided under the Plan are considered to be nonqualified deferred compensation subject to Section 409A then (i) no such amounts or benefits shall be payable or provided unless the Participant’s termination of employment constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h) and (ii) if the Participant is deemed at the time of his or her separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, then no amounts or benefits shall be paid or provided to the Participant until the first day of the seventh month following the Participant’s Date of Termination or, if earlier, the date of the Participant’s death.  If any amounts or benefits are subject to the delay described in the preceding sentence, all payments or benefits delayed pursuant to the preceding sentence shall be paid or provided in a lump sum to the Participant upon the date specified in the preceding sentence, and any remaining payments or benefits due under this Plan shall be paid as otherwise provided herein.

d.
The reimbursement of any expense under this Plan shall be made no later than December 31 of the year following the year in which the expense was incurred.  If any in-kind benefit or expense reimbursement under this Plan is taxable to a Participant, the amount of the in-kind benefit or expenses provided or reimbursed in one year shall not affect the in-kind benefit or reimbursement to be provided any subsequent year and the right to an in-kind benefit or reimbursement is not subject to liquidation or exchange for another benefit..

3.
Confidentiality.  The benefits provided in Section 2 are expressly conditioned upon Participant’s agreement not to, directly or indirectly, disclose or utilize any trade secrets or confidential information of the Company, and the provision of such benefits shall immediately cease in the event of the Participant’s violation of the provisions of this Section 3.

4.	Withholding Taxes. The Company may withhold from all payments or benefits due hereunder all taxes which, by applicable federal, state, local or other law, it is required to withhold therefrom.

5.
Reimbursement of Expenses and Settlement of Disputes.   If any contest of dispute shall arise under this Plan involving termination of a Participant’s employment or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse such Participant, on a current basis, for all reasonable legal fees and expenses, if any, reasonably incurred by such Participant in connection with such contest or dispute (to the extent the Participant prevails in such contest or dispute), provided, that, if the contest or dispute is not in good faith, such Participant shall be obligated to return to the Company such reimbursed fees and expenses.   All disputes hereunder shall be settled exclusively by arbitration in the State of California.  Judgment may be entered on the arbitration award in any court having jurisdiction.  The Company shall bear all costs and expenses in connection with the retention of the arbitration panel for any proceeding.

6.	Termination or Amendment of Plan.

a.	Subject to Paragraph b. below, this Plan shall be in effect as of September 27, 2011.
b.
The Board shall have the right at any time prior to a Change of Control, in its sole discretion, to terminate or amend the Plan, which right includes, but is not limited to the right to add any person to the Plan as a Participant or to remove any Person from the Plan as a Participant.  In no event shall this Plan be terminated or amended following a Change of Control in any manner which would adversely affect the rights or potential rights of a Participant (or his or her dependents) under this Plan with respect to such Change of Control.

7.	Successors.

a.
This Plan shall not be terminated by any merger, consolidation, share exchange, or similar event involving the Company whereby the Company is or is not the surviving or resulting entity.  In the event of any merger, consolidation, share exchange or similar event, the provisions of this Plan shall be binding upon the surviving or resulting corporation or the person or entity to which the Company’s assets are transferred.

b.
Concurrently with any merger, consolidation, share exchange or sale, lease or transfer of all or substantially all of its assets, the Company will cause any successor or transferee unconditionally to assume all of the obligations of the Company hereunder.

c.
This Plan shall inure to the benefit of and be enforceable by each Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees, and legatees.  If a Participant shall die while any amounts are payable to such Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such Participant’s estate.

8.
No Mitigation Offset.   The obligation of the Company to provide a Participant with the benefits specified in Section 2 and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against such Participant or others.  In no event shall a Participant be obligated to seek other employment or take other action by way of mitigation of the amounts payable to such Participant under any of the provisions of this Plan and such amounts shall not be reduced whether or not such Participant obtains other employment, except as specifically provided herein.

9.
Governing Law; Law Validity.    The interpretation, construction and performance of this Plan, unless preempted by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to the principle of conflicts of laws.  The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which other provisions shall remain in full force and effect.

10.
Administration.   The Plan shall be administered by the Administrator.  Consistent with the requirements of ERISA and the applicable regulations of the Department of Labor, the Administrator shall provide adequate written notice to any Participant covered by the Plan whose claim for a Separation Benefit or other benefits hereunder has been denied, setting forth specific reasons for such denial, written in a manner calculated to be understood by such Participant and affording such Participant a full and fair review of the decision denying the claim.  It is intended that the Plan constitute a severance pay plan for purposes of ERISA.

11.	Miscellaneous.

a.
The Company shall not be required to fund or otherwise segregate assets to be used for the payment of any benefits under the Plan.  The Company shall make such payments only out of its general corporate funds, and therefore its obligation to make such payments shall be subject to any claims of its other creditors.

b.
This Plan does not constitute a contract of employment or impose on the Company any obligation to retain a Participant as an officer or employee (as the case may be), to retain a Participant as a Participant (prior to a Change of Control), not change the status of a Participant’s employment, or not to change the policies of the Company regarding termination of employment.

c.
No rights of any Participant (or beneficiary) to payments of any amounts under the Plan shall be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of other than by will or by the laws of descent and distribution.

d.
Unless the Company specifically provides otherwise, any benefits payable under this Plan shall not be taken into account for purposes of determining benefits payable to a Participant under any other benefit plan or program.

e.	The Company’s obligations hereunder shall be subject to all applicable laws, and the Separation Benefit and other benefits payable hereunder may be adjusted to comply with any such laws.

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